UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014 (April 24, 2014)

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 21, 2014, Genco Shipping & Trading Limited and certain of its direct and indirect subsidiaries (the “Debtors”) filed petitions for chapter 11 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On April 24, 2014, the Bankruptcy Court approved the form of combined notice (the “Notice”) of commencement of the chapter 11 cases, the combined hearing on the Debtors’ solicitation procedures, confirmation of the Debtors’ prepackaged plan of reorganization (the “Prepack Plan”) and the adequacy of the related disclosure statement (the “Disclosure Statement”).  A copy of such notice is being distributed to all holders of claims and equity security holders, among other parties-in-interest, and is available free of charge on the Debtors’ restructuring website at www.GencoRestructuring.com.  The reader is advised to read the Notice in its entirety.  Among other things, the Notice provides a summary of the terms of the Prepack Plan and provides notice of the following dates and deadlines in the Debtors’ bankruptcy proceedings:
•	June 3, 2014 at 11:00 a.m.: Combined hearing to consider the Debtors’ solicitation procedures, confirmation of the Prepack Plan and the adequacy of the Disclosure Statement;
•	May 22, 2014 at 4:00 p.m. (prevailing New York time): Deadline for submitting objections to the Disclosure Statement, the Prepack Plan or the solicitation procedures (the “Objection Deadline”);
•	May 22, 2014 at 5:00 p.m. (prevailing New York time): Deadline for the following types of creditors to file proofs of claim in the Debtors bankruptcy cases (the “Limited General Bar Date”):
o	Holders of General Unsecured Claims in excess of $50,000 that are either (a) not listed on the Debtors’ schedules of assets and liabilities, (b) listed as disputed, contingent, or unliquidated on the Debtors’ schedules of assets and liabilities, or (c) listed in amounts that the holders of such General Unsecured Claims believe are inaccurate, in each case other than claims paid by the Debtors pursuant to an order of the Court, e.g., a “first day” motion (“Large General Unsecured Claims”); and
o	Claims arising from the rescission of a purchase or sale of a security of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under Bankruptcy Code Section 502 on account of such a claim (“510(b) Claims”, and together with the Large General Unsecured Claims, the “Applicable Claims”).
•	October 20, 2014 at 5:00 p.m. (prevailing New York time): Deadline by which governmental units holding Applicable Claims must file proofs of claim (the “Governmental Bar Date” and, together with the Limited General Bar Date, the “Limited Bar Dates”).

The Notice contains general information regarding the chapter 11 cases, the Prepack Plan (including information regarding the treatment of claims and equity interests thereunder, and the discharge, release, exculpation, and injunction provisions contained therein) and the procedures for filing objections to the Debtors’ solicitation procedures, confirmation of the Prepack Plan and the adequacy of the Disclosure Statement.  Unless an objection is timely served and filed in accordance with the Notice by the Objection Deadline, it may not be considered by the Bankruptcy Court.
The Notice also provides additional information regarding the Limited Bar Dates and the procedures for filing proofs of claim, including information regarding who does not need to file a proof of claim by the applicable Limited Bar Date.  As set forth in the Notice, any holder of an Applicable Claim that is not excepted from the requirements for filing a proof of claim, and that fails to timely file a proof of claim in the appropriate form by the applicable Limited Bar Date will be barred from asserting such claim against the Debtors and their chapter 11 estates and from participating in any distribution in the Debtors’ cases on account of such claim.
Parties may contact the Company’s Notice and Claims Agent at (888) 213-9318 (Toll Free) or GencoRestructuring@gcginc.com with any questions regarding the Notice, or any information contained therein.
Nothing in this Current Report on Form 8-K shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the Prepack Plan or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of Genco Shipping & Trading Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENCO SHIPPING & TRADING LIMITED

DATE: April 25, 2014

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)